  EXHIBIT 99 - JOINT FILER INFORMATION

  Name:                       Millennium Management LLC

  Address:                    666 Fifth Avenue, 8th Floor

                              New York, NY 10103

  Designated Filer:           Integrated Core Strategies (US) LLC

  Issuer & Ticker Symbol:     Megalith Financial Acquisition Corp. (MFAC)

  Date of Event Requiring

  Statement:                  06/03/2020

  Signature:                  MILLENNIUM MANAGEMENT LLC

                              By: /s/ Gil Raviv

                                 -----------------------------------------

                              Name:  Gil Raviv

                              Title: Global General Counsel

  Name:                       Millennium Group Management LLC

  Address:                    666 Fifth Avenue, 8th Floor

                              New York, NY 10103

  Designated Filer:           Integrated Core Strategies (US) LLC

  Issuer & Ticker Symbol:     Megalith Financial Acquisition Corp. (MFAC)

  Date of Event Requiring

  Statement:                  06/03/2020

  Signature:                  MILLENNIUM GROUP MANAGEMENT LLC

                              By: /s/ Gil Raviv

                                 -----------------------------------------

                              Name:  Gil Raviv

                              Title: Global General Counsel

  Name:                       Israel A. Englander

  Address:                    c/o Millennium Management LLC

                              666 Fifth Avenue, 8th Floor

                              New York, NY 10103

  Designated Filer:           Integrated Core Strategies (US) LLC

  Issuer & Ticker Symbol:     Megalith Financial Acquisition Corp. (MFAC)

  Date of Event Requiring

  Statement:                  06/03/2020

  Signature:                  /s/ Israel A. Englander

                              --------------------------------------------

                              Israel A. Englander